                                                                  EXHIBIT (a)(3)

                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

              AMENDMENT NO. 2 TO AGREEMENT AND DECLARATION OF TRUST

     AMENDMENT NO. 2 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the "Trust"), dated February 16, 2000 (the "Agreement"), made at Boston, Massachusetts this 13th day of May 2004.

     WHEREAS, the Trustees desire to change the name of the series called the "State Street Money Market Fund" to the "State Street Institutional Liquid Reserves Fund,"

     WHEREAS, the Trustees desire to change the name of the classes of shares of the State Street Equity 500 Index Fund from "Class A" and "Class B" to "Administrative Shares" and "Services Shares", respectively; and

     WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, change the designation of any Series or classes of Shares;

     NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

     The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:

          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

Name of Series                                     Effective Date:
--------------                                    -----------------
State Street Equity 500 Index Fund                February 28, 2000
   Administrative Shares                          February 12, 2004
   Service Shares                                 February 12, 2004
State Street Equity 400 Index Fund                February 28, 2000
State Street Equity 2000 Index Fund               February 28, 2000
State Street MSCI EAFE Index Fund                 February 28, 2000
State Street Aggregate Bond Index Fund            February 28, 2000
State Street Institutional Liquid Reserves Fund   May 13, 2004
State Street U.S. Government Money Market Fund    February 14, 2002

     IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 13th day of May 2004.


/s/ William L. Boyan                    /s/ Rina K. Spence
-------------------------------------   ----------------------------------------
William L. Boyan                        Rina K. Spence


/s/ Michael F. Holland                  /s/ Douglas T. Williams
-------------------------------------   ----------------------------------------
Michael F. Holland                      Douglas T. Williams